Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GORES HOLDINGS VI, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Stone and Andrew McBride (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in lieu of the 2021 Annual Meeting of Company Stockholders (the “Special Meeting”) of Gores Holdings VI, Inc. (the “Company”) to be held via live webcast at https://www.cstproxy.com/goresholdingsvi/sm2021, on [●], 2021, at [●], and at any adjournments and/or postponements thereof.

The Special Meeting can be accessed by visiting https://www.cstproxy.com/goresholdingsvi/sm2021, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the Special Meeting by dialing +1 877-770-3647 (toll-free within the U.S. and Canada) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 30528687#, but the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the Special Meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the Special Meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

GORES HOLDINGS VI, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, 7 and 8.

Please mark votes as indicated in this example                      ☒

Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve in all respects the Agreement and Plan of Merger, dated as of February 7, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Maker Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), Maker Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), and Matterport, Inc., a Delaware corporation (“Matterport”), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated thereby (such transactions, the “Business Combination”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve in all respects, for purposes of complying with applicable provisions of NASDAQ Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding voting power to Matterport Stockholders in connection with the Business Combination;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Charter Proposal — To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company in the form attached to the proxy statement/prospectus;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Governance Proposal — To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with the United States Securities and Exchange Commission (“SEC”) requirements;

•  Proposal 4A: Change in Authorized Shares — To amend the Second Amended and Restated Certificate of Incorporation to increase the Post-Combination Company’s total number of authorized shares of all classes of Common Stock from 440,000,000 shares to 640,000,000 shares, which would consist of (i) increasing the Post-Combination Company’s Class A common stock (the “Class A Stock”) from 400,000,000 shares to 600,000,000 shares and (ii) decreasing the Post-Combination Company’s Class F common stock (the “Class F Stock” and, together with the Class A Stock, the “Common Stock”) from 40,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock);

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4B: Classified Board — To amend the Second Amended and Restated Certificate of Incorporation to classify the Post-Combination Company’s board of directors into three classes of directors, as nearly equal as reasonably possible, with each class being elected to a staggered three-year term;

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4C: Election and Removal of Directors — To amend the Second Amended and Restated Certificate of Incorporation to permit holders of a majority of the voting power of the then outstanding capital stock of the Post-Combination Company, subject to the special rights of the holder of any series of Preferred Stock, to (i) elect directors by a plurality of the votes of the shares present in person or represented by proxy, and (ii) remove any or all of the directors for cause by the affirmative vote of holders of a majority of the shares present in person or represented by proxy;

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4D: Required Stockholder Vote to Amend the Certification of Incorporation of the Company — To amend the Second Amended and Restated Certificate of Incorporation to require the approval by affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class, to make amendments to certain provisions of the Second Amended and Restated Certificate of Incorporation, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings of Stockholders), Section 7.3 (Action by Written Consent), Article VIII (Limitation on Director Liability and Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendments).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Incentive Award Plan Proposal — To consider and vote upon a proposal to approve in all respects the Company’s Incentive Award Plan (the “2021 Plan”), including the authorization of the initial share reserve under the 2021 Plan;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — ESPP Proposal — To consider and vote upon a proposal to approve in all respects the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — Director Election Proposal — To consider and vote upon a proposal to elect four directors to serve on the Company’s Board until the earlier of the consummation of the Business Combination and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

Nominees:

01 Mr. Alec Gores

02 Mr. Randall Bort

03 Ms. Elizabeth Marcellino

04 Ms. Nancy Tellem

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below:

FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ☐

Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Award Plan Proposal or the ESPP Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved at the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                     , 2021

Signature:

Signature (if held jointly):

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 3.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, 7 and 8.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.